CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Triangle Bancorp, Inc. on Forms S-8 (File Nos.33-82020,33-82022, 333-17511,
333-23131, 333-30091, 333-40931, 333-51553, 333-60397, 333-67653 and 333-53521)
of our report dated January 19, 1999, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report has been included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 24, 1999